UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 August 23, 2004

                                 ---------------


                               RENTRAK CORPORATION
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

      0-15159                                         93-0780536
(Commission File Number)                       (IRS Employer Identification No.)

         One Airport Center
         7700 N.E. Ambassador Place
         Portland, Oregon                                    97220
         (Address of principal executive offices)           (Zip Code)

                    Registrant's telephone number, including area code:

                                 (503) 284-7581

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On August 23, 2004, Rentrak Corporation ("Rentrak") was advised by KPMG LLP ("KPMG") that KPMG resigned as Rentrak's independent registered public accounting firm. Rentrak's audit committee accepted KPMG's resignation and is in the process of selecting a new independent registered public accounting firm for Rentrak's fiscal year ending March 31, 2005.

The reports of KPMG on Rentrak's consolidated financial statements for the fiscal years ended March 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report dated July 9, 2004, contained a separate paragraph which made reference to Rentrak's restatement of its consolidated financial statements for the fiscal year ended March 31, 2003.

During the fiscal years ended March 31, 2004 and 2003, and the subsequent interim period from April 1, 2004 through August 23, 2004, Rentrak had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such fiscal years.

Following is a description of all "reportable events," as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission, that occurred with respect to Rentrak between April 1, 2002 and August 23, 2004. Information about the events described below was previously reported in Item 9A of Rentrak's Form 10-K for the fiscal year ended March 31, 2004 and Item 4 of Part I of Rentrak's Form 10-Q for the fiscal quarter ended June 30, 2004.

In the course of the audit of Rentrak's consolidated financial statements for the fiscal year ended March 31, 2004, KPMG advised Rentrak's audit committee of material weaknesses in certain of Rentrak's internal controls necessary to Rentrak's development of reliable financial statements. Some of these weaknesses related to Rentrak's discovery, in March 2004, that one of its employees may have engaged in fraudulent activity. Following an investigation by an outside firm retained by Rentrak, it was determined that the employee had embezzled approximately $570,000 from Rentrak during the period from 1998 through 2003. KPMG advised Rentrak that weaknesses in its internal controls related to the segregation of duties within the accounting function exist.

Other weaknesses related to the discovery, in May and June of 2004, of accounting errors as a result of the misinterpretation and misapplication of certain terms in Rentrak's revenue sharing agreements with program suppliers. These errors resulted in the restatement of Rentrak's previously issued financial statements for fiscal 2000 through fiscal 2003 and the first, second, and third quarters of fiscal 2004. There were two general types of misinterpretations or misapplications: (i) overstating cost of sales and related liabilities due to the misapplication of certain terms in Rentrak's revenue sharing agreements and (ii) understating cost of sales and related liabilities due to the misuse of contract information in recognizing guarantees to one program supplier.

KPMG also advised Rentrak's audit committee of certain organizational and resource deficiencies related to Rentrak's processes for monitoring, analyzing and reporting on new

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accounting  and  reporting  pronouncements,   including  Rentrak's  process  for
summarizing and external reporting of financial information.

KPMG advised Rentrak of the need to expand significantly the scope of its audit for the fiscal year ended March 31, 2004, in connection with the employee embezzlement and errors in the misinterpretation and misapplication of certain terms in Rentrak's revenue sharing agreements described above. Rentrak's audit committee discussed the matters described above with KPMG.

Rentrak has authorized KPMG to respond fully to any inquiries of any successor independent registered public accounting firm, when selected by the audit committee, concerning the matters described above.

Rentrak provided KPMG with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of KPMG's letter dated August 26, 2004, is attached as Exhibit 16.1 to this Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

16.1 Letter from KPMG LLP dated August 26, 2004, addressed to the Securities and Exchange Commission stating its agreement with the statements made in this report.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               RENTRAK CORPORATION


Dated:  August 27, 2004             By:  /s/ Mark L. Thoenes
                                         -------------------------------
                                         Mark L. Thoenes
                                         Senior Vice President and
                                         Chief Financial Officer





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                                  EXHIBIT INDEX


Exhibit No.                                    Description
-----------                                    -----------
16.1 Letter from KPMG LLP dated August 26, 2004, to the Securities and Exchange Commission stating its agreement with the statements made in the accompanying Form 8-K.



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